Exhibit 99.1
LL&E-ROYALTY TRUST
LL&E ROYALTY TRUST — LL&E ROYALTY TRUST ANNOUNCES POSTPONEMENT OF
HEARING IN BECKETT LAWSUIT
LL&E ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A. — Trustee
NEWS RELEASE
FOR IMMEDIATE RELEASE
     AUSTIN, Texas, April 11, 2011—LL&E Royalty Trust (Pink Sheets:LRTR.pk — News) announced that LL&E Royalty Trust (the “Trust”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) of the Trust, have agreed to a postponement of the hearing originally scheduled for April 14, 2011 relating to the Complaint for Legal and Equitable Relief (the “Complaint”) filed by Jeff Beckett in the United States District Court for the Eastern District of Michigan. The hearing is expected to be rescheduled for a later date.
     As previously announced, the Complaint seeks a judicial modification of the terms of the Trust Agreement governing the Trust, a judgment declaring that the termination provisions of the Trust Agreement do not apply and an order preventing the sale of the Trust’s assets. The Complaint also makes a number of other allegations and seeks removal of the Trustee and other relief. By pending motion, the Trustee is seeking to have the lawsuit dismissed or transferred to federal court in Texas. The Trust and Trustee agreed to the postponement of the hearing in an effort to reduce legal expenses and allow additional time for discussions between the Trustee and the plaintiff.
     This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include all statements included in this press release regarding the timing of any hearing relating to the Complaint and the possibility of any discussions between the Trustee and the plaintiff. An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2008, and all of its other filings with the Securities and Exchange Commission, including the Form 12b-25 filed by the Trust with the Commission on April 1, 2011. The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	LL&E ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
(800) 852-1422
www.businesswire.com/cnn/lrt.htm